EXHIBIT 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT (the "Amendment") is dated as of April 8, 2016 by and among Koppers Inc., a Pennsylvania corporation (the "Borrower"), the Guarantors (as defined in the Credit Agreement), the LENDERS (as defined in the Credit Agreement), and PNC Bank, National Association, as Administrative Agent (in such capacity, the "Administrative Agent").

WITNESSETH:

WHEREAS, this Amendment amends that certain Credit Agreement dated as of August 15, 2014, as amended by that certain (i) First Amendment to Credit Agreement and Consent and Waiver (the "First Amendment") dated as of December 17, 2014 and (ii) Second Amendment to Credit Agreement, dated as of June 30, 2015 (as so amended, the "Credit Agreement").

WHEREAS, Borrower has requested that the Lenders modify certain provisions of the Credit Agreement, and the Administrative Agent and the Lenders have agreed to such modifications as described in this Amendment.  Capitalized terms not otherwise defined in this Amendment have the meanings given to them in the Credit Agreement.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements herein contained and intending to be legally bound hereby, covenant and agree as follows:

1.Recitals.  The foregoing recitals are true and correct and incorporated herein by reference.

2.Amendment of Cover Page.  The cover page of the Credit Agreement is hereby amended and restated in its entirety as set forth on Annex A hereto.

3.Amendment of First WHEREAS paragraph of the Recitals.  The first WHEREAS paragraph of the Recitals of the Credit Agreement is hereby amended by deleting the reference to "$500,000,000" and in its stead inserting a reference to "$300,000,000".

4.Amendment of Section 1.1 [Certain Definitions] – Added Definitions.  Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in their appropriate alphanumeric positions:

2016 Foreign Restructuring shall mean the transfer of equity interests among certain Loan Parties and their Subsidiaries substantially in accordance with the narrative set forth on Schedule 1.1(2016) attached hereto.

2016 Foreign Restructuring Completion Date shall mean the date on which the 2016 Foreign Restructuring is completed, but such date shall not be later than December 31, 2016, as such date may be extended by the Administrative Agent in its reasonable discretion.

Bail-In Action means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

EEA Financial Institution means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

EEA Member Country means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

EU Bail-In Legislation Schedule means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

KGICV means Koppers Global Investments C.V., a limited partnership formed under the laws of The Netherlands.

KWWHCV means Koppers World-Wide Holdings C.V., a limited partnership formed under the laws of The Netherlands.

Third Amendment Closing Date shall mean April 8, 2016.

Write-Down and Conversion Powers means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

5.Amendment of Section 1.1 [Certain Definitions] – Restated Definitions.  Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety as set forth below:

Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Euro-Rate Reserve Percentage on such day.  Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%, with .005% being rounded up) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

6.Amendment of Definition of Consolidated EBITDA in Section 1.1 [Certain Definitions].  Subsection (k) of the definition of Consolidated EBITDA contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(k) non-recurring cash and non-cash charges to net income in an aggregate cumulative amount during the period commencing on January 1, 2016 and continuing for the balance of the term of this Agreement not greater than $75,000,000 related to discontinuation or sale of business operations of Holdings and its Subsidiaries as such charges are incurred (provided, for greater certainty, that for calendar quarters ended on or before December 31, 2015, this subsection (k) shall continue to read as set forth in the Agreement prior to the Third Amendment Closing Date),

7.Amendment of Definition of Defaulting Lender in Section 1.1 [Certain Definitions].  The definition of Defaulting Lender contained in Section 1.1 of the Credit Agreement is hereby amended to (i) delete the phrase "Bankruptcy Event or (e) has failed" and in its stead insert the phrase "Bankruptcy Event,  (e) has failed" and (ii) insert the following phrase " or (f) becomes the subject of a Bail-in Action" immediately before the period of the first sentence.

8.Amendment of Definition of Euro-Rate in Section 1.1 [Certain Definitions].  The definition of Euro-Rate contained in Section 1.1 of the Credit Agreement is hereby amended by inserting the following new sub-section (f) immediately below sub-section (e) of such definition as follows:

(f)Notwithstanding the foregoing, if the Euro-Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

9.Amendment of Definition of Fixed Charges in Section 1.1 [Certain Definitions].  The definition of Fixed Charges contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Fixed Charges shall mean for any period of determination the sum of interest expense, contractual principal installments on Indebtedness, and contractual principal payments on capitalized leases, in each case of Holdings and its Subsidiaries for such period determined and consolidated in accordance with GAAP; provided that, notwithstanding the foregoing, (i) payments made by the Borrower to redeem the 2009 Senior Notes as permitted under Section 8.2.5 [Restricted Payments] shall be excluded from the calculation of Fixed Charges, (ii) up to $9,500,000 of Capital Expenditures made with respect to the reorganization of the Borrower's carbon materials and chemicals business operations in the US and Europe and incurred prior to December 31, 2015 shall be excluded from the calculation of Fixed Charges, (iii) up to $35,000,000 of Capital Expenditures made with respect to reorganization of the Borrower's carbon materials and chemicals business operations in the US and Europe and incurred on or after January 1, 2016 shall be excluded from the calculation of Fixed Charges, and (iv) in the event that Holdings pays any dividends or distributions after June 30, 2015, then all dividends or distributions made by Holdings during any period of determination shall be included in the calculation of Fixed Charges.

10.Amendment of Section 8.1 [Affirmative Covenants].  Section 8.1 of the Credit Agreement is hereby amended to insert the following new Section 8.1.17 immediately following Section 8.1.16:

8.1.172016 Foreign Restructuring Matters.  The Loan Parties shall, within two (2) days of the 2016 Foreign Restructuring Completion Date, execute and deliver to the Collateral Agent an amendment to the Pledge Agreement in form and substance satisfactory to the Administrative Agent pursuant to which the Loan Parties will amend the Pledge Agreement to add as additional pledged collateral all of the equity interests acquired by the Loan Parties as a result of the 2016 Foreign Restructuring (which pledge, in the case of the pledge of the voting capital stock of any first tier Foreign Subsidiary, shall be limited to 65% of the voting capital stock of such Foreign Subsidiary).

11.Amendment of Section 8.2.1 [Indebtedness].  Subsection (iii) of Section 8.2.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(iii)(a) Indebtedness of a Loan Party to another Loan Party which is subordinated in accordance with the provisions of Section 8.1.12 [Subordination of Intercompany Loans], (b) indebtedness of KWWHCV to KGICV  in an amount not to exceed $350,000,000, which is subordinated until Payment In Full, and (c) Indebtedness of Foreign Subsidiaries to the Loan Parties and their Subsidiaries to the extent permitted under Section 8.2.4(vi);

12.Amendment of Section 8.2.4 [Loans and Investments].  Subsection (vi) of Section 8.2.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(vi)loans and advances to, and investments in, (a) Foreign Subsidiaries made in connection with the 2016 Foreign Restructuring and (b) Foreign Subsidiaries created or acquired after the Foreign Restructuring Completion Date, and additional loans and advances to, and investments in, Foreign Subsidiaries in existence on the Foreign Restructuring Completion Date in excess of the amount of such investments in such Foreign Subsidiaries listed on Schedule 8.2.4 (and excluding loans and advances to, and investments in, Foreign Subsidiaries made pursuant to the 2016 Foreign Restructuring), in an aggregate amount not exceeding $100,000,000 at any one time outstanding;

13.Amendment of Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].  Subsection (i) of Section 8.2.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i)(a) any Loan Party other than the Borrower may consolidate or merge into the Borrower or into another Loan Party which is wholly-owned by one or more of the other Loan Parties, (b) Koppers NZ may be dissolved in connection with the Foreign Restructuring and (c) any Loan Party or any Subsidiary of any Loan Party may acquire capital stock in connection with the 2016 Foreign Restructuring;

14.Amendment of Section 8.2.7 [Dispositions of Assets or Subsidiaries].  Subsection (vii) of Section 8.2.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(vii)any sale or transfer made in connection with the Foreign Restructuring or the 2016 Foreign Restructuring; or

15.Amendment of Section 8.2.16 [Maximum Total Secured Leverage Ratio].  Section 8.2.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:

8.2.16Maximum Total Secured Leverage Ratio.  The Loan Parties shall not at any time permit the Total Secured Leverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to exceed the maximum ratio set forth below for the applicable period:

(1)Prior to the Qualified Note Issuance:

Fiscal Period-End	Maximum Total Secured Leverage Ratio
Third Amendment Closing Date through September 30, 2016	5.25 to 1.00
December 31, 2016 through September 30, 2017	5.00 to 1.00
December 31, 2017 through September 30, 2018	4.50 to 1.00
December 31, 2018 and for all periods thereafter	4.00 to 1.00

(2)Following the Qualified Note Issuance:

Fiscal Period-End	Maximum Total Secured Leverage Ratio
Date of consummation of the Qualified Note Issuance through but not including December 31, 2015	the ratio based on the amount of the Qualified Note Issuance according to the table set forth in the definition of Reduced Ratio
December 31, 2015 and for all periods thereafter	3.00 to 1.00

16.Amendment of Section 9.2 [Consequences of Event of Default].  Section 9.2 of the Credit Agreement is hereby amended to insert the following new Section 9.2.8 immediately following Section 9.2.7:

9.2.8Enforcement of Rights and Remedies.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them (including, without limitation, the authority to give instructions and directions to the Collateral Agent) shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section 9.2 for the benefit of all the Lenders and the Issuing Lender; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Lender or the Swing Loan Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Lender or Swing Loan Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.2.3 (subject to the terms of Section 5.3 [Sharing of Payments by Lenders]), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Insolvency Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the

Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 9.2.8, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.3 [Sharing of Payments by Lenders]), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

17.Amendment of Section 11.2 [No Implied Waivers; Cumulative Remedies].  Section 11.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

11.2No Implied Waivers; Cumulative Remedies.  No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege.  The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.

18.Amendment of Article 11 [Miscellaneous].  Article 11 of the Credit Agreement is hereby amended to insert the following new Section 11.15 immediately following Section 11.14:

11.15Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

19.Amendment to Incorporate Schedule 1.1(2016).  The Credit Agreement is hereby amended to add a new Schedule 1.1(2016) to the Credit Agreement as set forth on Annex B.

20.Amendment of Schedule 1.1(A).  Schedule 1.1(A) of the Credit Agreement is hereby amended and restated in its entirety as set forth on Annex C hereto.

21.Amendment of Schedule 1.1(B).  Part 1 of Schedule 1.1(B) of the Credit Agreement is hereby amended and deemed to be amended to the extent necessary to modify the amount of each respective Lender's Amount of Commitment for Revolving Credit Loans listed thereon and the total amount of Commitments for Revolving Credit Loans thereof to correspond with the respective amounts set forth on Annex D hereto.

22.Consents, Waivers and Releases.  Subject to the satisfaction of the conditions precedent set forth in Section 23 below and in reliance on the representations, warranties and covenants set forth in Section 24 below, the Lenders hereby consent (to the extent such consent is required under the Credit Agreement) to the 2016 Foreign Restructuring and waive (solely to the extent necessary to permit the consummation of 2016 Foreign Restructuring) any covenant or other restriction set forth in the Credit Agreement or any other Loan Document, which would otherwise restrict the consummation of the 2016 Foreign Restructuring.  Without limiting the generality of the foregoing, subject to the satisfaction of the conditions precedent set forth in Section 23 below and in reliance on the representations, warranties and covenants set forth in Section 24 below, the Lenders hereby waive, prior to the 2016 Foreign Restructuring Completion Date and solely with respect to those matters arising due to the 2016 Foreign Restructuring having commenced but not having been completed, the requirement under Section 6.2 of the Credit Agreement that the Borrower promptly provide revisions or updates to Schedules to correct any information or disclosures provided thereon that have become outdated or incorrect in any material respect.

In addition, the Loan Parties and the Lenders hereby acknowledge that the equity interests being transferred among the Loan Parties in connection with the 2016 Foreign Restructuring (other than the 2016 Released Assets (as hereinafter defined)) will be transferred subject to the security interests of the Collateral Agent and that, after giving effect to the 2016 Foreign Restructuring, such security interests shall remain in full force and effect.  Subject to the satisfaction of the conditions precedent set forth in Section 23 below and in reliance on the representations, warranties and covenants set forth in Section 24 below, the Lenders hereby consent (i) to the execution and delivery by the Administrative Agent on behalf of the Lenders of such amendments or amendment and restatements of the Pledge Agreement as the Administrative Agent may determine to be necessary or appropriate to ratify and confirm the continuation of the security interests of the Administrative Agent in the equity interests referred to in the preceding sentence or otherwise in connection with the 2016 Foreign Restructuring, all such amendments and/or amendments and restatements to be in form and substance satisfactory to the Administrative Agent, and (ii) to the release by the Collateral Agent of its Liens on certain of the equity interests being transferred in connection with the Foreign Restructuring due to the issuers of such equity interests no longer constituting first tier Foreign Subsidiaries of the Loan Parties (collectively, the "2016 Released Assets"), in each case, solely to the extent necessary to effectuate the 2016 Foreign Restructuring, such releases to be in form and substance satisfactory to the Administrative Agent.

The parties acknowledge and agree that the foregoing consents and waivers constitute consents and waivers of the restrictions of the Credit Agreement and the other Loan Documents solely with respect to the 2016 Foreign Restructuring and do not constitute a consent or a waiver of any term or provision of the Credit Agreement or any other Loan Document for any other purpose or on any other occasion, do not constitute an amendment to any term or provision of the Credit Agreement or any other Loan Document and do not constitute a waiver of any Default or Event of Default which may now exist or hereafter arise or occur.

23.Conditions Precedent.  The Borrower, the Guarantors and the Lenders acknowledge that this Amendment shall not be effective until the date each of the following conditions precedent has been satisfied:

(a)The Borrower, the Guarantors, the Required Lenders, and the Administrative Agent shall have executed, and delivered to the Administrative Agent, this Amendment;

(b)Since December 31, 2015, no Material Adverse Change shall have occurred with respect to the Borrower or any of the Guarantors;

(c)No default or event of default shall have occurred or will occur under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor as a result of and after giving effect to the transactions contemplated by this Amendment;

(d)The Borrower and the Guarantors shall have obtained all approvals and consents necessary to consummate the transactions contemplated by this Amendment and there shall be no legal or regulatory prohibitions or restrictions upon the consummation of the transactions contemplated by this Amendment;

(e)The Borrower shall have furnished to the Administrative Agent a duly completed Compliance Certificate setting forth pro-forma compliance of Holdings and its Subsidiaries on a consolidated basis, after giving effect to the transactions under this Amendment, signed by an Authorized Officer of Holdings;

(f)The Borrower shall have paid to the Administrative Agent and PNC Capital Markets LLC, for themselves and for the account of each Lender, as applicable, all fees required to be paid in connection with this Amendment, and the Borrower shall have reimbursed the Administrative Agent all fees and expenses, including without limitation, attorneys' fees, for which the Administrative Agent is entitled to be reimbursed; and

(g)All legal details and proceedings in connection with the transactions contemplated by this Amendment and all other Loan Documents to be delivered to the Lenders shall be in form and substance reasonably satisfactory to the Administrative Agent.

24.Representations, Warranties and Covenants.  The Borrower and each Guarantor covenants and agrees with and represents and warrants to the Administrative Agent and the Lenders as follows:

(a)the Borrower's and Guarantors' obligations under the Credit Agreement, as modified hereby, are and shall remain secured by the Collateral (other than the Released Assets (as defined in the First Amendment) and the 2016 Released Assets), pursuant to the terms of the Credit Agreement and the other Loan Documents;

(b)the Borrower and each of the Guarantors possesses all of the powers requisite for it to enter into and carry out the transactions of the Borrower and each Guarantor referred to herein and to execute, enter into and perform the terms and conditions of this Amendment, the Credit Agreement and the other Loan Documents and any other documents contemplated herein that are to be performed by the Borrower or such Guarantor; any and all actions required or necessary pursuant to the Borrower's or such Guarantor's organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by the Borrower and such Guarantor of the terms and conditions of this Amendment; the officers of the Borrower and each Guarantor executing this Amendment are the duly elected, qualified, acting and incumbent officers of such Loan Party and hold the titles set forth below their names on the signature lines of this Amendment; and such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable law or any agreement, instrument, order, writ, judgment, injunction or decree to which the Borrower or such Guarantor is a party or by which the Borrower or such Guarantor or any of its properties is bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by the Borrower and such Guarantor of the terms and conditions of this Amendment, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby have been obtained by the Borrower and such Guarantor and are full force and effect;

(c)this Amendment, the Credit Agreement, and the other Loan Documents constitute the valid and legally binding obligations of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;

(d)except as specifically modified by this Amendment, all representations and warranties made by the Borrower and each Guarantor in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, with the same force and effect as if all such representations and warranties were fully set forth herein and made as of the date hereof and the Borrower and each Guarantor has complied with all covenants and undertakings in the Credit Agreement and the other Loan Documents;

(e)this Amendment is not a substitution, novation, discharge or release of the Borrower's or any Guarantor's obligations under the Credit Agreement or any of the other Loan Documents, all of which shall and are intended to remain in full force and effect;

(f)no Event of Default or Potential Default has occurred and is continuing under the Credit Agreement or the other Loan Documents; there exist no defenses, offsets, counterclaims or other claims with respect to the Borrower's or any Guarantor's obligations and liabilities under the Credit Agreement or any of the other Loan Documents; and

(g)the Borrower and each Guarantor hereby ratifies and confirms in full its duties and obligations under the Credit Agreement, the Guaranty Agreement, and the other Loan Documents applicable to it, each as modified hereby.

25.Incorporation into Credit Agreement and other Loan Documents.  This Amendment shall be incorporated into the Credit Agreement by this reference and each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.  The term "Loan Documents" as defined in the Credit Agreement shall include this Amendment.

26.Severability.  If any one or more of the provisions contained in this Amendment, the Credit Agreement, or the other Loan Documents shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained in this Amendment, the Credit agreement or the other Loan Documents shall not in any way be affected or impaired thereby, and this Amendment shall otherwise remain in full force and effect.

27.Successors and Assigns.  This Amendment shall apply to and be binding upon the Borrower and each Guarantor in all respects and shall inure to the benefit of each of the Administrative Agent and the Lenders and their respective successors and assigns, provided that neither the Borrower nor any Guarantor may assign, transfer or delegate its duties and obligations hereunder.  Nothing expressed or referred to in this Amendment is intended or shall be construed to give any person or entity other than the parties hereto a legal or equitable right, remedy or claim under or with respect to this Amendment, the Credit Agreement or any of the other Loan Documents, it being the intention of the parties hereto that this Amendment and all of its provisions and conditions are for the sole and exclusive benefit of the Borrower, the Guarantors, the Administrative Agent and the Lenders.

28.Reimbursement of Expenses.  The Borrower unconditionally agrees to pay and reimburse the Administrative Agent and save the Administrative Agent harmless against liability for the payment of reasonable out-of-pocket costs, expenses and disbursements, including without limitation, fees and expenses of counsel incurred by the Administrative Agent in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment and all other documents or instruments to be delivered in connection herewith.

29.Counterparts.  This Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument.

30.Entire Agreement.  This Amendment sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the subject matter hereof.  No representation, promise, inducement or statement of intention has been made by any party which is not embodied in this Amendment, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.

31.Governing Law.  This Amendment shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to its conflict of laws principles.

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[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO THIRD AMENDMENT to credit agreement and consent]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWER:
KOPPERS INC. By: /s/ Louann E. Tronsberg-Deihle Name:Louann E. Tronsberg-Deihle Title:Treasurer
GUARANTORS:
KOPPERS HOLDINGS INC. KOPPERS DELAWARE, INC. KOPPERS ASIA LLC KOPPERS CONCRETE PRODUCTS, INC. CONCRETE PARTNERS, INC. By: /s/ Louann E. Tronsberg-Deihle Name:Louann E. Tronsberg-Deihle Title:Treasurer
KOPPERS WORLD-WIDE VENTURES CORPORATION By: /s/ Louann E. Tronsberg-Deihle Name:Louann E. Tronsberg-Deihle Title:Vice President
KOPPERS VENTURES LLC By: /s/ Louann E. Tronsberg-Deihle Name:Louann E. Tronsberg-Deihle Title:Treasurer and Assistant Secretary

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

KOPPERS PERFORMANCE CHEMICALS, INC., a New York corporation By:/s/ Louann E. Tronsberg-Deihle Name:Louann E. Tronsberg-Deihle Title:Treasurer
KOPPERS RAILROAD STRUCTURES INC., a Delaware corporation By:/s/ Louann E. Tronsberg-Deihle Name:Louann E. Tronsberg-Deihle Title:Treasurer

KOPPERS-NEVADA LIMITED-LIABILITY COMPANY,
a Nevada limited liability company
KOPPERS NZ LLC,
a New York limited liability company
WOOD PROTECTION MANAGEMENT LLC,
a Nevada limited liability company

By:/s/ Steven R. Lacy
Name:Steven R. Lacy

Title:Manager

WOOD PROTECTION LP, a Texas limited partnership By:WOOD PROTECTION MANAGEMENT LLC, as General Partner By:/s/ Steven R. Lacy Name:Steven R. Lacy Title:Manager

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

ADMINISTRATIVE AGENT AND LENDERS:
PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent By: /s/ Tracy J. DeCock Name:Tracy J. DeCock Title:Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as Co-Syndication Agent By: /s/ J. Barrett Donovan Name:J. Barrett Donovan Title:Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

BANK OF AMERICA, N.A., as a Lender and as Co-Syndication Agent By: /s/ Colleen M. O’Brien Name:Colleen M. O’Brien Title:Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

CITIZENS BANK OF PENNSYLVANIA, as a Lender and as Co-Syndication Agent By: /s/ Sean McWhinnie Name:Sean McWhinnie Title:Duly Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

FIFTH THIRD BANK, as a Lender and as Co-Documentation Agent By: /s/ Michael S. Barnett Name:Michael S. Barnett Title:Managing Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender By: /s/ Marcus M. Tarkington Name:Marcus M. Tarkington Title:Director
DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender By: /s/ Michael Winters Name:Michael Winters Title:Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

BARCLAYS BANK PLC, as a Lender By: /s/ Vanessa A. Kurbatskiy Name:Vanessa A. Kurbatskiy Title:Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender By: /s/ Mustafa Khan Name:Mustafa Khan Title:Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

BMO HARRIS BANK N.A., as a Lender By: /s/ Joshua Hovermale Name:Joshua Hovermale Title:Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

FIRST NIAGARA BANK, N. A., as a Lender By: /s/ Philip R. Medsger Name:Philip R. Medsger Title:Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

FIRST NATIONAL BANK OF PENNSYLVANIA, as a Lender By: /s/ Dennis F. Lennon Name:Dennis F. Lennon Title:Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

THE HUNTINGTON NATIONAL BANK, as a Lender By: /s/ Michael Kiss Name:Michael Kiss Title:Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

FIRST COMMONWEALTH BANK, as a Lender By: /s/ Joe Hynds Name:Joe Hynds Title:Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

TRISTATE CAPITAL BANK, as a Lender By: Ellen Frank Name:/s/ Ellen Frank Title:Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

CNB BANK, as a Lender By: /s/ Joseph E. Dell, Jr. Name:Joseph E. Dell, Jr. Title:Executive Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

WASHINGTON FINANCIAL BANK, as a Lender By: /s/ Anthony M. Cardone Name:Anthony M. Cardone Title:Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

ZAIS CLO 1, LIMITED,

as a Lender

By:ZAIS Leveraged Loan Manager, LLC, its collateral manager

By:ZAIS Group, LLC, its sole member

By: /s/ Vincent M. Ingato

Name:Vincent M. Ingato

Title:Managing Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

ZAIS CLO 2, LIMITED,

as a Lender

By:ZAIS Leveraged Loan Manager 2, LLC, its collateral manager

By:ZAIS Group, LLC, its sole member

By: /s/ Vincent M. Ingato

Name:Vincent M. Ingato

Title:Managing Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

ZAIS CLO 4, LIMITED,

as a Lender

By:ZAIS Leveraged Loan Manager 4, LLC, its collateral manager

By:ZAIS Group, LLC, its sole member

By: /s/ Vincent M. Ingato

Name:Vincent M. Ingato

Title:Managing Director

SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

ZAIS CLO 5, LIMITED,

as a Lender

By:ZAIS Leveraged Loan Manager 5, LLC, its collateral manager

By:ZAIS Group, LLC, its sole member

By: /s/ Vincent M. Ingato

Name:Vincent M. Ingato

Title:Managing Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT]

NORTHWEST BANK, as a Lender By: /s/ C. Forrest Tefft Name:C. Forrest Tefft Title:Senior Vice President

ANNEX A

CUSIP NUMBER 50060JAA8

$300,000,000 REVOLVING CREDIT FACILITY

$300,000,000 TERM LOAN FACILITY

CREDIT AGREEMENT

by and among

KOPPERS INC.,

as Borrower,

THE GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

PNC CAPITAL MARKETS LLC,

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH PIERCE FENNER & SMITH INC.,

CITIZENS BANK, N.A.,

FIFTH THIRD BANK,

DEUTSCHE BANK SECURITIES INC.,

and

BARCLAYS BANK PLC,

as Joint Lead Arrangers and Joint Bookrunners,

WELLS FARGO BANK, NA,

BANK OF AMERICA, N.A.,
and

CITIZENS BANK OF PENNSYLVANIA,

as Co-Syndication Agent,

and

FIFTH THIRD BANK,

DEUTSCHE BANK SECURITIES INC.,

and

BARCLAYS BANK PLC,

as Co-Documentation Agents

Dated as of August 15, 2014

ANNEX B

SCHEDULE 1.1(2016)

2016 Foreign Restructuring

Alternative 1

Koppers Holdings Inc.
US
Koppers Inc.
US
Koppers WWVC
US
Step 2
>99%*
Koppers GICV
NL
99%*
Koppers AICV
NL
Step 1
Step 1
>99%*
Step 2
Koppers WWHCV
NL
99%*
Koppers AICV
NL

Proposed Step

Step 1: WWHCV purchases equity of GICV using a promissory note not to exceed $350 million.

Step 2: WWHCV exchanges the equity of GICV acquired in the previous step for all of WWVC's outstanding interest in AICV.

Alternative 2

Koppers Holdings Inc.
US
Koppers Inc.
US
Koppers WWVC
US
Step 1
>99%*
Koppers GICV
NL
Step 1
99%*
Koppers AICV
NL
>99%*
Koppers WWHCV
NL
99%*
Koppers AICV
NL

Proposed Step

Step 1: WWVC contributes AICV to GICV in exchange for equity of GICV.

Simplified structure for illustrative purposes

*Koppers Ventures LLC, a U.S. disregarded entity, owns the minority interest in each of the C.V. entities.

ANNEX C

SCHEDULE 1.1(A)

PRICING GRID--

VARIABLE PRICING AND LETTER OF CREDIT

FEES BASED ON TOTAL SECURED LEVERAGE RATIO

Computations of the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate made as of the Third Amendment Closing Date and as of the end of each fiscal quarter ending thereafter through the fiscal quarter ending as of September 30, 2016, shall be based upon the following pricing grid:

Level	Total Secured Leverage Ratio	Commitment Fee	Letter of Credit Fee	Base Rate Spread	Euro-Rate Spread
I	Greater than or equal to 3.50 to 1.00	0.375%	3.50%	2.50%	3.50%
II	Less than 3.50 to 1.00 but greater than or equal to 3.00 to 1.00	0.375%	3.25%	2.25%	3.25%
III	Less than 3.00 to 1.00 but greater than or equal to 2.50 to 1.00	0.375%	3.00%	2.00%	3.00%
IV	Less than 2.50 to 1.00 but greater than or equal to 2.00 to 1.00	0.250%	2.75%	1.75%	2.75%
V	Less than 2.00 to 1.00 but greater than or equal to 1.50 to 1.00	0.250%	2.50%	1.50%	2.50%
VI	Less than 1.50 to 1.00	0.200%	2.25%	1.25%	2.25%

Computations of the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate made as of December 31, 2016 and as of the end of each fiscal quarter ending thereafter, shall be based upon the following pricing grid:

Level	Total Secured Leverage Ratio	Commitment Fee	Letter of Credit Fee	Base Rate Spread	Euro-Rate Spread
I	Greater than or equal to 4.00 to 1.00	0.375%	3.75%	2.75%	3.75%
II	Less than 4.00 to 1.00 but greater than or equal to 3.50 to 1.00	0.375%	3.50%	2.50%	3.50%
III	Less than 3.50 to 1.00 but greater than or equal to 3.00 to 1.00	0.375%	3.25%	2.25%	3.25%

ANNEX C

Level	Total Secured Leverage Ratio	Commitment Fee	Letter of Credit Fee	Base Rate Spread	Euro-Rate Spread
IV	Less than 3.00 to 1.00 but greater than or equal to 2.50 to 1.00	0.375%	3.00%	2.00%	3.00%
V	Less than 2.50 to 1.00 but greater than or equal to 2.00 to 1.00	0.250%	2.75%	1.75%	2.75%
VI	Less than 2.00 to 1.00 but greater than or equal to 1.50 to 1.00	0.250%	2.50%	1.50%	2.50%
VII	Less than 1.50 to 1.00	0.200%	2.25%	1.25%	2.25%

For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:

(a)The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be determined on the Third Amendment Closing Date based on the Total Secured Leverage Ratio computed on such date pursuant to a Compliance Certificate to be delivered on the Third Amendment Closing Date.

(b)The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of (i) the end of each fiscal quarter ending after the Third Amendment Closing Date and (ii) if Holdings elects to do so, the date of the consummation of the Qualified Note Issuance, based on the Total Secured Leverage Ratio as of such quarter end or date of consummation, as the case may be.  Any increase or decrease in the Applicable Margin, Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of (i) a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Borrower] and (ii) the date of the consummation of the Qualified Note Issuance shall be effective on the date on which the Compliance Certificate evidencing such computation is delivered to the Administrative Agent, except that any changes in pricing levels relating to outstanding Borrowing Tranches of Optional Currency Loans shall be effective upon the expiration of the current Interest Period with respect to such Borrowing Tranches.  If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3, then the rates in the applicable Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c)If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Total Secured Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Secured Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the

ANNEX C

Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or any Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or Section 4.3 [Interest After Default] or Section 9 [Default].  The Borrower's obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

ANNEX D

Lender	Amount of Commitment for Revolving Credit Loans
PNC Bank, National Association	$37,500,000
Wells Fargo Bank, National Association	$30,937,500
Bank of America, N.A.	$30,937,500
Citizens Bank of Pennsylvania	$30,937,500
Fifth Third Bank	$30,937,500
Deutsche Bank AG New York Branch	$30,937,500
Barclays Bank PLC	$30,937,500
The Bank of Tokyo-Mitsubishi UFJ, LTD.	$18,750,000
BMO Harris Bank N.A.	$13,125,000
First Niagara Bank, N.A.	$13,125,000
First National Bank of Pennsylvania	$11,250,000
The Huntington National Bank	$7,500,000
First Commonwealth Bank	$7,500,000
TriState Capital Bank	$5,625,000
TOTAL	$300,000,000